Exhibit 10.12

INSTRUMENTO PARTICULAR DE CONTRATO DE LOCAÇÃO DE BENS MÓVEIS E OUTRAS AVENÇAS	PRIVATE INSTRUMENT OF LEASE AGREEMENT MOVABLE ASSETS AND OTHERS

LOCADORA: PAH BRASIL PARTICIPAÇÕES LTDA., sociedade limitada constituída e existente em conformidade com as leis do Brasil, com sede na cidade de São Paulo, Estado de São Paulo, na Rua Alexandre Dumas, nº. 1711, 8º andar, Bairro Chácara Santo Antônio, CEP 04717-004, inscrita no CNPJ sob nº 16.432.658/0001-02, neste ato representada na forma do seu Contrato Social, doravante designada simplesmente “LOCADORA”.	LANDLORD: PAH BRASIL PARTICIPAÇÕES LTDA., a limited company organized and existing in accordance with the law of Brazil, with its principal place of business at Rua Alexandre Dumas, No. 1711, 8th floor, in the City of São Paulo, State of São Paulo, Zipcode 04717-004, enrolled at the National Register of Legal Entities -CNPJ/MF under No. 16.432.658/0001-02, herein represented pursuant to its Articles of Association, hereinafter referred to as “LANDLORD”.

LOCATÁRIA: LABORATÓRIOS PFIZER LTDA., sociedade limitada constituída e existente em conformidade com as leis do Brasil, com sede na Cidade de Guarulhos, Estado de São Paulo, na Avenida Presidente Tancredo de Almeida Neves, 1555, inscrita no CNPJ sob nº 46.070.868/0001-69, neste ato representada na forma do seu Contrato Social, doravante designada simplesmente “LOCATÁRIA”.	TENANT: LABORATÓRIOS PFIZER LTDA., a limited company organized and existing in accordance with the law of Brazil, with head office in the City of Guarulhos, State of São Paulo, at Avenida Presidente Tancredo de Almeida Neves, 1555 enrolled at the CNPJ/MF under No. 46.070.868/0001-69, herein represented pursuant to its Articles of Association, hereinafter “TENANT”.

CONSIDERANDO QUE:	WHEREAS:

(A) De acordo com o Protocolo de Cisão Parcial, Incorporação da Parcela Cindida e Justificação, bem como com as	(A) In accordance with the Protocol of Partial Spin-Off, Merger of the Spun-off Assets and Justification, as well as with

Atas de Reunião de Sócios da LOCADORA e da LOCATÁRIA desta data, deliberando sobre a cisão parcial da LOCATÁRIA (“Documentos da Cisão”), a LOCATÁRIA segregou as atividades de distribuição no Brasil de produtos veterinários e produtos destinados à alimentação animal, assim como transferiu à LOCADORA a propriedade do imóvel localizado na Avenida Presidente Tancredo de Almeida Neves n° 1.555, na Cidade de Guarulhos, Estado de São Paulo, objeto das matrículas nºs 88.486, 3.411 e 3.412 do 1º Registro de Imóveis de Guarulhos, Estado de São Paulo (“Imóvel”), bem como dos bens móveis nele contidos (“Bens Móveis”).	the Minutes of the Partners’ meetings of the LANDLORD and TENANT of today, resolving on the partial spin-off of the TENANT (“Spin-Off Documents”), the TENANT segregated the activities of distribution of veterinary products and animal food products in Brazil, and transferred the ownership of the property located at Avenida Presidente Tancredo de Almeida Neves No. 1555, in the City of Guarulhos, State of São Paulo, object of records No. 88,486, 3,411 and 3,412, issued by the 1st Real Estate Registry of Guarulhos, State of São Paulo (“Property”), as well as the movable assets located at the Property (“Movable Assets”), to LANDLORD.

(B) A LOCATÁRIA, ainda na qualidade de proprietária do Imóvel acima, celebrou com o PFIZER CLUBE, associação brasileira, com sede na Cidade de Guarulhos, Estado de São Paulo, na Avenida Monteiro Lobato n° 2.270, inscrita no CNPJ sob o n° 54.789.698/0001-03 (“Pfizer Clube”), o Instrumento Particular de Arrendamento de Bem Imóvel em 05.08.1969 (conforme aditado em 18.02.1974, 07.04.1983 e 21.02.1990) (“Contrato Original”), no qual dava em arrendamento determinada área do Imóvel, doravante denominada como “Área do Clube”.	(B) TENANT, still as owner of the Property referred above, entered into a Free Lease Agreement with PFIZER CLUBE, a Brazilian association, with headquarters in the City of Guarulhos, State of São Paulo, at Avenida Monteiro Lobato, No. 2270, enrolled in the CNPJ/MF under No. 54.789.698/0001-03 (“Pfizer Club”), on May 8, 1969 (as amended on February 18, 1974, March 7, 1983 and February 21, 1990) (“Original Agreement”), whereupon TENANT leased a certain area of the Property to PFIZER CLUB, hereinafter identified as “Club Area”.

(C) Na referida Área do Clube foram realizadas diversas benfeitorias e construções, além de ter o Contrato Original sofrido modificações em suas disposições, razão pela qual a LOCATÁRIA e o PFIZER CLUBE, de comum acordo, decidiram celebrar um Instrumento Particular de Comodato em 28.05.2012, a fim de consolidar os termos e condições relativos ao uso e ocupação da Área do Clube pelo PFIZER CLUBE e revogar o Contrato Original (“Contrato de Comodato”).	(C) The Club Area has been subject several improvements and constructions, as well as material changes in the provisions on the Original Agreement were made and, in view of that, LANDLORD and PFIZER CLUB decided to enter into a Free Lease Agreement on May 28, 2012, in order to consolidate the terms and conditions concerning the use and occupancy of the Club Area by PFIZER CLUB and to revoke the Original Agreement (“Free Lease Agreement”).

(D) Apesar da transferência da titularidade do Imóvel e dos Bens Móveis para a LOCADORA, a LOCATÁRIA permanecerá exercendo suas atividades no Imóvel, razão pela qual a LOCADORA e a LOCATÁRIA celebraram nesta data o Instrumento Particular de Contrato de Locação de Imóvel Não Residencial (“Contrato Locação do Imóvel”), o qual estabelece os termos e condições relativos ao uso e ocupação do Imóvel.	(D) Despite the transfer of ownership of the Property and of the Movable Assets to LANDLORD, TENANT will remain performing its activities in the Property, which is why LANDLORD and TENANT entered into a Private Instrument of Non Residential Lease Agreement (“Property’s Lease Agreement”), which establishes the terms and conditions concerning the use and occupancy of the Property.

(E) Tendo em vista que a LOCATÁRIA permanecerá utilizando os Bens Móveis contidos no Imóvel, as Partes têm interesse em celebrar um contrato de locação para estabelecer e regular os termos e condições relativos ao uso dos Bens Móveis.	(E) Considering that TENANT shall remain using the Movable Assets located at the Property, the Parties have interest in entering into a lease agreement in order to establish and regulate the terms and conditions concerning the use of the Movable Assets.

RESOLVEM a LOCADORA e a LOCATÁRIA	LANDLORD and TENANT (jointly referred

(doravante conjuntamente denominadas como “Partes” e individualmente como “Parte”), celebrar o presente Instrumento Particular de Contrato de Locação de Bens Móveis e Outras Avenças (“Contrato”), mediante as seguintes cláusulas e condições:	to herein as “Parties”, and individually as “Party”) have mutually agreed to enter into this Private Instrument of Lease Agreement of Movable Assets and Others (“Agreement”), pursuant to the following terms and conditions:

I. OBJETO	I. SCOPE

1.1. A LOCADORA declara ser proprietária, livre e desembaraçado de quaisquer ônus, dúvidas ou dívidas, dos Bens Móveis especificados no Anexo I.	1.1. LANDLORD represents to be the owner, free and clear of any liens, doubts and debts of the Movable Assets specified in Exhibit I.

1.1.1. Pelo presente Contrato e na melhor forma de direito, a LOCADORA dará os Bens Móveis em locação à LOCATÁRIA.	1.1.1. By this Agreement and pursuant to law, LANDLORD shall lease the Movable Assets to TENANT.

1.1.2. As Partes reconhecem e concordam que o presente Contrato está sujeito ao Contrato de Fornecimento e Fabricação a ser celebrado em 1° de outubro de 2012 entre as Partes e suas respectivas filiais (“CFF”), e no caso de eventual conflito entre o presente Contrato e o CFF, deverá prevalecer o disposto no CFF.	1.1.2. The Parties acknowledge and agree that this Agreement is subject to the Manufacturing and Supply Agreement, to be dated as of October 1, 2012, between the Parties or their respective affiliates (“MSA”), and to the extent of any conflict between this Agreement and the MSA, the MSA shall control.

1.1.3. As Partes reconhecem e concordam que durante o prazo do presente Contrato, os Bens Imóveis serão de uso e benefício exclusivo da LOCATÁRIA, e o LOCADOR não terá	1.1.3. The Parties acknowledge and agree that for the duration of the term of this Agreement, the Moveable Assets shall be for the exclusive use and benefit of TENANT, and LANDLORD shall

qualquer direito a e não deverá, direta ou indiretamente, utilizar, ou locar, sublocar ou emprestar ou de qualquer forma autorizar ou permitir o uso por qualquer terceiro de qualquer dos Bens Móveis, sem o prévio consentimento por escrito da LOCATÁRIA em cada caso, a critério da LOCATÁRIA.	have no right to, and shall not, directly or indirectly, use or lease, sublease or lend to or otherwise authorize or permit the use by any third party of any of the Moveable Assets without the TENANT’s prior and specific written consent in each instance in TENANT’s entire discretion.

II. PRAZO	II. TERM

2.1. O prazo de locação é de 5 (cinco) anos, contados a partir desta data, com término em 28 de setembro de 2017.	2.1. The term for the lease is five (5) years, beginning on the date hereof, and expiring on September 28, 2017.

2.1.1. No caso de haver prorrogação do prazo de vigência do Contrato de Locação do Imóvel, o prazo do presente Contrato será prorrogado por igual período, devendo tal prorrogação ser formalizada por meio de aditivo concomitantemente à formalização do aditivo relativo ao Contrato de Locação.	2.1.1. In case the term of the Property’s Lease Agreement is extended, the term of the present Agreement shall be extended for the same period, being such extension formalized by means of an amendment executed on the same date of the amendment for the Property’s Lease Agreement.

2.1.2. Fica desde já justo e acordado pelas Partes que este Contrato será rescindido caso ambas as seguintes condições tenham ocorrido: (i) todas as operações de fabricação da LOCATÁRIA no Imóvel com relação a produtos sujeitos ao CFF tenham sido transferidas à LOCADORA ou uma afiliada da LOCADORA; e (ii) todas as demais operações de fabricação da LOCATÁRIA tenham sido transferidas para outro	2.1.2 It is hereby agreed by the Parties that this Agreement shall terminate in case both of the following two conditions have occurred: (i) all of TENANT’s manufacturing operations at the Property with respect to products under the MSA have been transferred to LANDLORD or its affiliate, and (ii) all of TENANT’s other manufacturing operations at the Property have been transferred to another facility owned or controlled by TENANT or a third

estabelecimento detido ou controlado pela LOCATÁRIA ou por terceiros (ou pela LOCADORA) contratados pela LOCATÁRIA para tal finalidade, desde que as Partes tenham de comum acordo concordado por escrito que tal condição tenha ocorrido (e tal concordância não pode ser detida ou atrasada de forma injustificada). O término do Contrato nos termos desta cláusula deverá ocorrer em no mínimo 180 (cento e oitenta) dias contados a partir do acordo das partes quando à ocorrência da condição (ou outro período maior acordado entre as Partes).	party (or LANDLORD) contracted by TENANT for such purpose, provided that the Parties have mutually agreed in writing that each such condition has occurred (such agreement not to be unreasonably withheld or delayed). Termination of the Agreement under this section shall be effective not less than 180 days (or such longer period as may be so agreed) following such agreement with respect thereto.

2.1.3. Sempre seguindo os termos do Contrato de Locação do Imóvel, este Contrato poderá ser rescindido, a qualquer momento por mútuo acordo por escrito entre as Partes.	2.1.3. Always subject to the provisions of the Property’s Lease Agreement, this Agreement may be terminated at any time by mutual written agreement by the Parties.

III. ALUGUEL, REAJUSTE E MULTA	III. RENT, RENT ADJUSTMENT AND PENALTY

3.1. O aluguel mensal equivale ao valor da despesa de depreciação dos Bens Móveis indicados no Anexo I, conforme registros contábeis da LOCADORA. O valor do aluguel até o final de novembro de 2012 será de R$ 752.459,00 (setecentos e cinquenta e dois mil, quatrocentos e cinquenta e nove reais), o qual corresponde à depreciação mensal dos Bens Móveis até 31.12.2012	3.1. The monthly rent corresponds to the amount of the depreciation expenses of the assets indicated in Exhibit I, as per the accounting records of the LANDLORD. The rent value until the end of November/2012 shall be is R$ 752.459 (seven hundred and fifty two thousand, four hundred and fifty nine reais), which corresponds to the monthly depreciation of the Movable Assets until

(“Valor do Aluguel no Primeiro Ano”).	December 31, 2012 (“First Year Rent”).

3.1.1. No mês de novembro de 2012, as Partes farão um encontro de contas para verificar se o Valor do Aluguel efetivamente refletiu a depreciação mensal dos Bens Móveis no ano de 2012 (“Encontro de Contas”). Caso o Valor do Aluguel Primeiro Ano tenha sido inferior à depreciação mensal dos Bens Móveis até 30.11.2012, a LOCATÁRIA deverá efetuar o pagamento da diferença à LOCADORA no prazo de 30 (trinta) dias contados do Encontro de Contas. Caso o Valor do Aluguel Primeiro Ano tenha sido superior à depreciação mensal dos Bens Móveis até 30.11.2012, a LOCADORA deverá efetuar o pagamento da diferença à LOCATÁRIA no prazo de 30 (trinta) dias contados do Encontro de Contas.	3.1.1. In November 2012, the Parties shall make an appointment to verify if the Rent Value for the First Year effectively reflected the monthly depreciation of the Movable Assets in 2012 (“Settlement”). If the First Year Rent was lower than the monthly depreciation of the Movable Assets until November 30, 2012, the TENANT shall pay the difference to the LANDLORD within thirty (30) days of the Settlement of Rent Amount. If the First Year Rent has been higher than the monthly depreciation of the Movable Assets until November 30, 2012, the LANLORD shall pay the difference to the TENANT within thirty (30) days from the Settlement. Value for Coming Years for LANDLORD

3.1.2. Não após 30 de junho de cada ano durante o prazo do presente Contrato, o LOCADOR encaminhará à LOCATÁRIA uma estimativa da depreciação mensal dos Bens Móveis para o período entre 1º de dezembro até 30 de novembro do ano subsequente (“Valor do Aluguel Próximos Anos”), juntamente com uma lista pormenorizada explicando os valores estimados e, ao final de cada ano, as Partes realização um Encontro de Contas, nos moldes previstos na Cláusula 3.1.1. acima.	3.1.2. No later than June 30, of each year during the term of this Agreement, LANDLORD shall send to TENANT estimate for the monthly depreciation of the Movable Assets for the period from December 1st until November 30 of the upcoming year (“Rent Value Coming Years”), jointly with a list describing in detail the estimated amounts and, at the end of each year the Parties shall make a Settlement, in the manner specified in Clause 3.1.1. above.

3.1.3. O aluguel terá vencimento para o último dia de cada mês, devendo ser pago até o dia 10 (dez) do mês seguinte, por meio de depósito bancário na Conta n° 24.552-7 , Agência n° 0716, – Banco 341 – Banco Itaú, em moeda corrente nacional, em nome da LOCADORA, ou onde esta indicar, por escrito, independentemente de aviso ou cobranças. Os aluguéis que não forem quitados dentro desse prazo serão corrigidos pela variação acumulada do índice do IGP-M/FGV, até o efetivo pagamento, acrescidos de multa contratual e convencional de 2% (dois por cento), e dos juros moratórios de 1% (hum por cento) ao mês.	3.1.3. The rent shall be due on the last day of each month and shall be paid by day 10 (ten) of the following month through Bank Deposit in Account: 24.552-7 – Branch: 0716 – – Bank: 341 – Banco Itaú, in national currency, in the name of LANDLORD, or wherever LANDLORD appoints in writing, regardless of notice or charge. The rents not paid within such period shall be adjusted by accumulated variation of the General Market Price Index (IGMP/FGV) by the effective date of payment plus contractual conventional fine of two percent (2%) and interest on arrears of one percent (1%) per month.

3.2. Havendo alteração da forma e local onde a LOCATÁRIA deva pagar o aluguel, esta deverá ser comunicado com até 15 (quinze) dias de antecedência à data de vencimento, mediante notificação por escrito, enviada pela LOCADORA, tendo em vista que o pagamento deve ser realizado sempre na Cidade de Campinas.	3.2. In the event of change in the payment method or place where TENANT shall pay the rent, TENANT shall be informed at least fifteen (15) days prior to the payment date upon written notice sent by LANDLORD, and payment shall always be made in the City of Campinas.

3.4. Findo o prazo ajustado na Cláusula II sem que o Contrato de Locação do Imóvel tenha sido renovado pelas Partes, a LOCATÁRIA deverá restituir os Bens Móveis à LOCADORA.

A LOCADORA será a única responsável por todos os custos e despesas

3.4. At the end of the period set in Clause II without the Property’s Lease Agreement being renewed by the Parties, TENANT shall return the Movable Assets to LANDLORD. LANDLORD shall be solely responsible for all costs and expenses related to such return and shall

relacionados a essa restituição e deverá reembolsar a LOCATÁRIA no prazo de 45 (quarenta e cinco) dias após o recebimento da respectiva fatura da LOCATÁRIA.	reimburse TENANT within forty-five (45) days following receipt of TENANT’s invoice therefor.

3.5. O presente Contrato será considerado automaticamente rescindido, sem que seja devida qualquer multa contratual, caso o Contrato de Locação do Imóvel seja rescindido pelas Partes.	3.5. This Agreement shall be considered automatically terminated, without the payment of any penalty, in case the Property’s Lease Agreement is terminated by the Parties.

IV. USO DOS BENS MÓVEIS	IV. USE OF THE MOVABLE ASSETS

4.1. A LOCATÁRIA declara ter ciência de que os Bens Móveis ora locados devem ser utilizados única e exclusivamente para o desenvolvimento das atividades previstas no contrato social da LOCATÁRIA (inclusive com relação ao desempenho das obrigações da LOCATÁRIA nos termos do CFF), sendo que a finalidade desta locação não poderá ser alterada em nenhuma hipótese. Para maior clareza, nada impede a LOCATÁRIA de exercer quaisquer atividades relacionadas com os Bens Móveis com relação ao desempenho das obrigações do inquilino sob o CFF, inclusive autorizando ou permitindo terceiros a operar, inspecionar ou acessar ou utilizar os Bens Móveis, conforme o caso.	4.1. TENANT hereby represents to be aware that the Movable Assets leased herein shall be used solely and exclusively for development of the activities set out in the articles of association of the TENANT, and for all other lawful purposes (including in connection with performance of TENANT’s obligations under the MSA), and the purpose of this lease may not be changed in any way. For clarity, nothing herein shall prevent TENANT from engaging in any activities related to the Moveable Assets in connection with performance of TENANT’s obligations under the MSA, including authorizing or permitting third parties to operate, inspect or otherwise access or use the Moveable Assets, as applicable.

V. OBRIGAÇÕES DA LOCATÁRIA	V. TENANT’S OBLIGATIONS

5.1. A LOCATÁRIA obriga-se a manter os Bens Móveis nas mesmas condições em que os recebeu (conforme Anexo III), ressalvado o desgaste provocado pelo seu uso normal e quaisquer benfeitorias realizadas, correndo exclusivamente por sua conta todos os reparos, de forma a conservar os Bens Móveis, bem como as multas a que der causa por inobservância de quaisquer leis, decretos e regulamentos.	5.1. TENANT agrees to keep the Movable Assets in the same condition as that in which they were received (according to Exhibit III), except for normal wear and tear and any performed improvements, and it shall be its sole responsibility to bear all the costs related to repairs, aiming at the maintenance of the Movable Assets, as well as the fines arising out of non compliance with any laws, decrees and regulations.

5.1.1. No prazo de, no mínimo, 90 (noventa) dias anteriores à devolução do Imóvel à LOCADORA (conforme previsto no Contrato de Locação do Imóvel), as Partes realização vistoria conjunta nos Bens Móveis (“Vistoria Final”), sendo que, se na vistoria forem constatadas irregularidades, tais como defeitos, danos ou estragos, a LOCATÁRIA deverá reparar tais irregularidades antes da devolução dos Bens Móveis à LOCADORA.	5.1.1. Within at least 90 (ninety) days prior to the return of the Property (as established in the Property’s Lease Agreement) to the LANDLORD, the Parties shall jointly inspect the Movable Assets (“Final Inspection”), and, if irregularities are detected in the survey, such as defects, injuries or damages, the TENANT shall repair such defects prior to returning the Movable Assets to the LANDLORD.

VI. INVESTIMENTOS E NOVOS BENS MÓVEIS	VI. INVESTMENTS AND NEW MOVABLE ASSETS

6.1. Sem prejuízo do disposto na cláusula 2.3 do CFF, caso a LOCATÁRIA entenda serem necessários investimentos nos Bens Móveis referentes à infraestrutura da fábrica, ativos relacionados à fabricação de produtos tanto de saúde humana como de saúde	6.1. Without limiting Section 2.3 of the MSA, in case TENANT understands that investments in the Movable Assets for site infrastructure, assets that contribute to manufacturing of both animal health and human health products and/or that new movable assets in connection with

animal e/ou aquisição de novos bens móveis relacionados às atividades com produtos para saúde animal (“Investimentos em Geral”), deverá notificar a LOCADORA nesse sentido (“Notificação de Investimento”).	activities with animal health products (“Investments in General”) are necessary, TENANT shall send a notice to LANDLORD in this regard (“Investment Notice”).

6.2. A LOCADORA deverá enviar uma resposta sobre a Notificação de Investimento dentro de 10 (dez) dias contados do seu recebimento.	6.2. LANDLORD shall send a reply to the Investment Notice within ten (10) days of the receipt of the Investment Notice.

6.2.1. A partir da dada da Notificação de Investimento e até a conclusão do investimento, a LOCATÁRIA deverá tomar todas as medidas necessárias para que o investimento ou a aquisição dos novos bens seja iniciado com a maior brevidade possível, e de outra forma assistir e cooperar integralmente com a LOCADORA em relação a tal investimento, incluindo mas não se limitando a tratativas com fornecedores e assinatura dos contratos pertinentes.	6.2.1. From the date of the Investment Notice and until completion of the investment, LANDLORD shall take all necessary measures so that the investment or the acquisition of new movable assets starts as soon as possible and otherwise fully assist and cooperate with TENANT in connection with such investment, including but not limited to starting negotiations with suppliers and signing the relevant agreements.

6.2.1.1. Para Investimentos em Geral, os pagamentos necessários deverão ser realizados diretamente pela LOCADORA e tais investimentos e novos investimentos integrarão o patrimônio da LOCADORA. Caso as Partes acordem que LOCATÁRIA fará os pagamentos necessários, a LOCATÁRIA deverá ser	6.2.1.1. With respect to Investments in General, the relevant payments shall be made directly by LANDLORD and those investments and new movable assets shall integrate LANDLORD’s patrimony. In case the Parties agree that the relevant payments shall be made by the TENANT,

reembolsada pela LOCADORA mediante compensação com os valores devidos em função do aluguel no(s) mês(es) seguintes, conforme aplicável.	LANDLORD shall reimburse such amounts to TENANT by offsetting them against the rent of the following month(s), as applicable.

6.2.2. Caso a LOCADORA não concorde com a proposta da LOCATÁRIA prevista na Notificação de Investimento, deverá notificar a LOCATÁRIA nesse sentido no prazo previsto na cláusula 6.2 acima, indicando também uma sugestão de investimento e/ou aquisição de novos bens aceitável à LOCADORA (“Contra-Notificação”).	6.2.2. In case the LANDLORD does not agree with TENANT’s proposal contained in the Investment Notice, LANDLORD shall notify TENANT in this regard in the term set forth in clause 6.2. above, indicating a suggestion of investment and/or acquisition of new movable assets acceptable to LANDLORD (“Counternotice”).

6.2.2.1. Dentro de 10 (dez) dias contados do recebimento da Contra-Notificação, a LOCATÁRIA deverá comunicar a LOCADORA a respeito da sua concordância ou não com a Contra-Notificação.	6.2.2.1. Within ten (10) days following receipt of the Counternotice, TENANT shall notify LANDLORD about its agreement or not in relation to the Counternotice.

6.2.2.1.1. Caso a LOCATÁRIA concorde com a Contra-Notificação, a LOCADORA deverá tomar todas as medidas necessárias para que o investimento ou a aquisição dos novos bens seja iniciado com a maior brevidade possível, incluindo mas não se limitando a tratativas com fornecedores e assinatura dos contratos pertinentes. Nessa hipótese, exceto se acordado de outra forma pelas Partes, as regras de pagamento deverão seguir o disposto nas cláusulas 6.2.1.1. e 6.2.1.1. acima.	6.2.2.1.1. If TENANT agrees with the Counternotice, LANDLORD shall take all necessary measures so that the investment or the acquisition of new movable assets starts as soon as possible, including but not limited to starting negotiations with suppliers and signing the relevant agreements. In this scenario, except if otherwise agreed by the Parties, the payment rules shall follow the terms of clauses 6.2.1.1. and 6.2.1.1. above.

6.3. As Partes envidarão seus melhores esforços para que o procedimento referente aos de Investimentos em Geral seja realizado de forma célere, visando atender às necessidades da LOCATÁRIA.	6.3. The Parties shall endeavor their best efforts in order for the procedure for Investments in General to be carried out in a quick way, so as to meet TENANT’s needs.

6.4. Em Questões Urgentes (definidas abaixo) a LOCADORA expressamente concorda que investimentos nos Bens Móveis e/ou novos bens móveis serão feitos / adquiridos diretamente pela LOCATÁRIA em nome da LOCADORA.	6.4. In Urgent Situations (as defined below), LANDLORD expressly agrees that investments in the Movable Assets and/or that new movable assets will be made / acquired directly by TENANT in the name of LANDLORD.

6.4.1. “Questões Urgentes” significa qualquer das seguintes situações referentes aos Investimentos em Geral: (i) qualquer defeito nos Bens Móveis que possa impedir as operações da LOCATÁRIA no Imóvel; (ii) qualquer paralisação do funcionamento dos Bens Móveis que possa impedir as operações da LOCATÁRIA no Imóvel; e (iii) qualquer situação de risco e exposição de trabalhadores a acidentes; (iv) qualquer situação de risco ambiental, (v) qualquer situação de relacionada nos novas normativas regulatórias e/ou de compliance regulatório que requeira imediata intervenção; (vi) qualquer tema de risco iminente a segurança patrimonial que requeira intervenção; (vii) e qualquer outra normativa proveniente dos órgãos municipais, estaduais e	6.4.1. “Urgent Situations” means any of the following situations related to Investments in General: (i) any defect of the Movable Assets that may impair the operations of TENANT at the Property; (ii) any stoppage of the functioning of the Movable Assets that may reasonably impair the operations of TENANT at the Property; (iii) any situation involving risks and exposure of employees to accidents; (iv) any situation of environmental risk; (v) any situation related to new regulatory rules and/or regulatory compliance that requires immediate intervention; (vi) any issue concerning imminent risk to equity security that requires intervention; (vii) any other regulatory rule issued by the local, state and federal bodies that should be implemented at the risk of

federais que deva ser implementada sob o risco de afetar as licenças de funcionamento das operações de manufatura; e (viii) qualquer evento de força maior que venha a danificar as instalações e que requeira reparo e/ou remediação imediata.	jeopardizing the operating licenses and authorizations of the manufacturing operation; and (viii) any event of force majeure that may damage the facilities and that requires repair and/or immediate remedy.

6.4.2. Mediante ocorrência de qualquer Questão Urgente, a LOCATÁRIA deverá notificar a LOCADORA imediatamente e a LOCADORA deverá outorgar uma procuração à LOCATÁRIA para que possa tomar as medidas necessárias para o investimento ou novos bens móveis.	6.4.2. Upon occurrence of any Urgent Situation, TENANT shall notify LANDLORD immediately and LANDLORD shall grant a power of attorney to TENANT with all necessary powers for TENANT to carry out the necessary investments in the Movable Assets and/or that new movable assets.

6.4.3. Se a LOCATÁRIA fizer qualquer pagamento com relação a Questões Urgentes, a LOCATÁRIA deverá ser reembolsada pela LOCADORA por meio de compensação com os valores do aluguel devido no mês seguinte pela LOCATÁRIA à LOCADORA.	6.4.3. If TENANT makes any payments with respect to Urgent Situations, TENANT shall be reimbursed by LANDORD by means of offset of the related amounts against the next rent due by TENANT to LANDLORD.

6.5. Fica expressamente acordado que todos os novos bens móveis referentes a Investimentos em Geral adquiridos pela LOCADORA nos termos desta Cláusula VI serão levados em consideração para qualquer Encontro de Contas indicado na Cláusula III acima.	6.5. It is hereby expressly agreed that all new movable assets related to Investments in General acquired by LANDLORD under this Clause VI shall be taken into consideration for any Settlement indicated in Clause III above.

6.6. No que se refere a investimentos ou aquisição de novos bens móveis	6.6. With regard to investments new movable assets used on a dedicated and

utilizados de forma dedicada e exclusiva à fabricação de produtos de saúde humana, fica desde já ajustado entre as Partes que os pagamentos relativos a tais investimentos ou novos bens móveis serão realizados diretamente pela LOCATÁRIA e novos bens móveis serão de propriedade exclusiva da LOCATÁRIA.	exclusive basis to manufacture human health products, it is hereby agreed among the Parties that the payments related to those investments and new movable assets shall be done directly by the TENANT and the new movable assets shall be exclusively owned by TENANT.

6.6.1. Em caso de rescisão do presente Contrato, os novos bens móveis adquiridos pela LOCATÁRIA com relação à fabricação de produtos de saúde humana poderão ser, a critério da LOCATÁRIA: (i) deixados no Imóvel para serem usados pela LOCADORA para fornecimento de produtos nos termos do CFF; (ii) removidos do Imóvel pela LOCATÁRIA; (iii) deixados no Imóvel; ou (iv) vendidos para a LOCADORA a um preço a ser mutuamente acordado entre as Partes.	6.6.1. In case of termination of this Agreement, the new movable assets acquired by TENANT in connection with the manufacturing of human health products can be, at TENANT’s option: (i) left in the Property by TENANT to be used by LANDLORD for supply of products under the MSA; (ii) removed from the Property by TENANT; (iii) abandoned in the Property or (iv) sold to LANDLORD at a price to be mutually agreed between the Parties.

VII. DECLARAÇÕES DA LOCADORA	VII. LANDLORD’S REPRESENTATIONS

7.1. A LOCADORA declara não haver quaisquer restrições ao uso dos Bens Móveis pela LOCATÁRIA, obrigando-se expressamente, sob pena de cometimento de infração contratual, a:	7.1. LANDLORD represents that there are no restrictions on use of the Movable Assets by TENANT, expressly undertaking, under penalty of breach of the Agreement, to:

(i) entregar os Bens Móveis a LOCATÁRIA em perfeitas condições ao uso a que se destinam;	(i) hand in the Movable Assets to TENANT in perfect condition for the use for which they are intended;

(ii) garantir o uso pacífico dos Bens Móveis durante o prazo de vigência da locação, durante todos os dias da semana, 24 (vinte e quatro) horas ao dia;	(ii) ensure the peaceful use of the Movable Assets during the term of the lease, every day of the week, twenty four (24) hours a day;

(iii) responder por quaisquer vícios ou defeitos anteriores à presente locação; e	(iii) answer for any vices or defects prior to this lease; and

(iv) fornecer à LOCATÁRIA os recibos apropriados, discriminando os valores pagos pelos mesmos,	(iv) provide TENANT with the appropriate receipts, itemizing the amounts paid thereby.

VIII. DECLARAÇÕES DA LOCATÁRIA	VIII. TENANT’S REPRESENTATIONS

8.1. A LOCATÁRIA declara ter recebido os Bens Móveis em boas condições de uso, conforme Laudo de Vistoria a ser elaborado pelas Partes e anexado q ao presente Contrato como Anexo II em até 45 (quarenta e cinco) dias contados da presente data.	8.1. TENANT states to have received the Movable Assets in good conditions for use, pursuant to the Inspection Report to be prepared by the Parties and attached to this Agreement as Exhibit II in up to forty-five days (45) as from the date hereof.

8.1.1. Vícios ocultos ou de difícil constatação poderão ser comunicados à LOCADORA ao tempo em que forem efetivamente verificados pela LOCATÁRIA, ficando a LOCADORA obrigada a, às suas expensas, providenciar o reparo do vício ou defeito encontrado, podendo a LOCATÁRIA, se assim bem entender, providenciar o reparo e deduzir o respectivo montante, integralmente, do próximo aluguel	8.1.1. Latent defects or defects difficult to detect, may be reported to LANDLORD when they are actually found by TENANT, and in this case LANDLORD shall, at its own expense, arrange for repair of the vice or defect found; TENANT, at its discretion, may arrange for such repair and deduct the respective amount in full from the next rent falling due, upon prior written authorization from LANDLORD, which shall not be unreasonably withheld.

vincendo, mediante autorização prévia, por escrito da LOCADORA, a qual não poderá ser injustificadamente negada. Se a LOCADORA não se manifestar no prazo de até 60 (sessenta) dias úteis contados a partir do recebimento do pedido de autorização por escrito, considerar-se-á tal fato com consentimento tácito.	If LANDLORD fails to express itself within sixty (60) business days from receipt of a written request for authorization, such fact shall be deemed to be a tacit agreement.

IX. REGISTRO E EFICÁCIA	IX. REGISTRATION AND EFFECTIVENESS

9.1. Para a plena eficácia do disposto nesta cláusula, fica a LOCATÁRIA autorizada a efetuar o registro do presente Contrato perante o Cartório de Registro de Títulos e Documentos, comprometendo-se a LOCADORA a apresentar e assinar todos os documentos e aditamentos necessários para tanto, que venham a ser exigidos pelo o Cartório de Registro de Títulos e Documentos. Os custos de registro deste Contrato deverão ser suportados pela LOCATÁRIA.	9.1. For full effectiveness of the provisions of this section, TENANT is authorized to provide for the registration of this Agreement before the Registry of Deeds and Documents, and LANDLORD agrees to present and sign all documents and amendments that are necessary for so, which may be required by the competent Registry of Deeds and Documents. The costs related to the registration of this Agreement shall be borne by TENANT.

X. CESSÃO	X. ASSIGNMENT

10.1. A cessão ou transferência do presente Contrato, incluindo mas sem limitação à qualquer venda,	10.1. The assignment or transfer of this Agreement, including but not limited to any sale, transfer, disposal, sub-lease,

transferência, disposição, sublocação ou empréstimo ou qualquer outra disposição, parcial ou total dos Bens Móveis pelo LOCADOR, por qualquer das Partes, dependerão do prévio e expresso consentimento da outra Parte, manifestado por escrito, o qual não poderá ser negado injustificadamente, sem motivo razoável, e qualquer cessão ou transferência, incluindo mas sem limitação à qualquer venda, transferência, disposição, sublocação, empréstimo ou qualquer outra disposição de quaisquer Bens Móveis sem tal consentimento será nulo e sem efeito ab initio.	lending or other disposition of any of the of the Movable Assets by LANDLORD, in whole or in part, by either Party shall depend on the other Party’s prior and express consent, given in writing, which shall not be unreasonably withheld, and any such assignment or transfer, including but not limited to any sale, transfer, disposal sub-lease, lending or other disposition of any of the Movable Assets without such consent shall be null and void ab initio.

10.1.1. Sem prejuízo do disposto na cláusula 10.1, as Partes ficam desde já autorizadas a ceder ou transmitir o presente Contrato, no todo ou em parte, sem o consentimento prévio da outra Parte, a qualquer empresa do mesmo conglomerado econômico das Partes. Mediante referida cessão ou transferência, deverão as Partes e os sucessores assinar os instrumentos pertinentes. Adicionalmente, a LOCATÁRIA poderá ceder ou transferir este Contrato, em parte ou integralmente, quaisquer de seus direitos e delegar ou subcontratar qualquer de suas responsabilidades previstas neste Contrato ou sub-locar ou emprestar os Bens Móveis em virtude de qualquer	10.1.1. Notwithstanding clause 10.1, The Parties are hereby expressly authorized to assign or transfer this Agreement, in whole or in part, without the other Party’s consent, to any company pertaining to the same economic group. Upon said assignment or transfer, the Parties and the successors shall sign the relevant instruments. In addition, TENANT may assign or transfer this Agreement, in whole or in part, or any of its rights and delegate or subcontract any of its duties and obligations under this Agreement, or sub-lease or lend of the Movable Assets in connection with any assignment, delegation, subcontracting or other transfer of its rights or obligations under

cessão, delegação, subcontratação ou outra transferência de seus direitos nos termos do CFF.	the MSA.

XI. RESCISÃO	XI. TERMINATION

11.1. O presente Contrato será considerado automaticamente rescindido, sem que seja devida qualquer multa contratual, caso o Contrato de Locação do Imóvel seja rescindido pelas Partes, por qualquer razão ou em caso de término da vigência ou rescisão do CFF por qualquer motivo, observado o disposto na cláusula 2.1.2 acima.	11.1. This Agreement shall be considered automatically terminated, without the payment of any penalty, in case the Property’s Lease Agreement is terminated by the Parties for any reason or in case of expiration or termination of the MSA for any reason, being observed subject to the provisions of clause 2.1.2 above.

XII. SEGURO	XIII. INSURANCE

12.1. s Partes reconhecem que, como os Bens Móveis já vinham sendo utilizados pela LOCATÁRIA até a presente data, os Bens Móveis já possuem coberturas de seguro em nome de e em benefício da LOCATÁRIA, listadas no Anexo III (“Apólices Atuais”). Fica desde já justo e acordado que o os Bens Móveis deverão permanecer cobertos pelas Apólices Atuais até o término do prazo de cada Apólice Atual.	12.1. The Parties agree that, since the Movable Assets were already being used by the TENANT prior to the date hereof, the Movable Assets are already insured by insurance policies in the name of and for the benefit of TENANT, which are listed in Exhibit III (“Current Insurance Policies”). It is hereby agreed that that the Movable Assets shall remain insured by the Current Insurance Policies until the end of the term of each Current Insurance Policy.

12.2. Dentro de 30 (trinta) dias antes do término do prazo de cada uma das	12.2. In thirty (30) days prior to expiration of the term of each Current

Apólices Atuais, deverá a LOCATÁRIA providenciar a respectiva renovação ou contratar um novo seguro equivalente ao original de uma empresa seguradora de reputação ilibada. A LOCATÁRIA deverá comunicar a renovação ou nova contratação por escrito à LOCADORA dentro em até 10 (dez) dias antes do término do prazo de cada Apólice Original.	Insurance Policy, TENANT shall take the necessary measures for its renewal or hire a new insurance in terms equivalent to the original one from an insurance company with unblemished reputation. TENANT shall communicate the renewal or new insurance policy to LANDLORD in up to ten (10) days prior to expiration of the term of each Current Insurance Policy.

12.3. A LOCATÁRIA deverá manter coberturas de seguro equivalentes em seu nome e em seu benefício às listas no Anexo III durante todo o prazo do Contrato, devendo, ao final do prazo de cada apólice de seguro ou, conforme o caso, mediante sua rescisão antecipada por qualquer motivo, providenciar sua renovação ou contratação de novo seguro e informar a LOCADORA nesse sentido, nos termos da Cláusula 13.2 acima.	12.3. TENANT shall keep insurance coverages on its name and for its benefit equivalent to those listed in Exhibit III during the entire term of the Agreement and shall, at the end of the term of each insurance policy or, as the case may be, its early termination for any reason, take the necessary arrangements to renew it or hire another insurance policy and inform LANDLORD in this regard, under the terms of Clause 13.2 above.

XIII. PENALIDADE E PERDAS E DANOS	XIII. PENALTY AND LOSSES AND DAMAGES

13.1. O descumprimento de qualquer uma das cláusulas deste Contrato sujeitará o infrator a multa não compensatória equivalente a 3 (três) aluguéis. As partes concordam neste ato que a penalidade supra somente será aplicada no caso de falha não sanada pela Parte no prazo de 30 (trinta) dias	13.1. Non-compliance with any of the clauses of this Agreement shall subject the infracting Party to non-compensatory fine equivalent to three (3) monthly rents. It is hereby agreed that this penalty shall only be applied in case the default if not cured by the Party within thirty (30) days from the receipt of a

contados do recebimento de notificação por escrito nesse sentido. Tal penalidade não será aplicável no caso de atraso no pagamento do aluguel, para a qual será aplicável a penalidade específica prevista na cláusula 3.1.3. acima. A multa acima estabelecida, sem prejuízo do e não prejudicará o direito da LOCATÁRIA pleitear ressarcimento das perdas e danos materiais e morais efetivamente incorridos, direta ou indiretamente, bem como os lucros cessantes em consequência da violação, que superem tal valor, e/ou pleitear e obter qualquer performance específica, razoável ou outra medida para tal violação.	written notice in this regard. This penalty is not applicable in case of late payment of rent, for which the specify penalty established in clause 3.1.3 above is applicable. The fine set forth herein is without prejudice to and does not jeopardize the of TENANT’s right to claim redress of the material and moral damages actually suffered, directly or indirectly, as well as the loss of profits as a result of the breach, which exceed such amount, and/or to seek or obtain any specific performance, equitable or other relief from the breach.

XIV. DISPOSIÇÕES GERAIS	XIV. MISCELLANEOUS

14.1. Todas as comunicações e notificações oriundas deste Contrato serão feitas por escrito e terão plena validade se enviadas por meio de Cartório de Títulos e Documentos, Fax ou mediante correspondência protocolada, para o endereço das Partes, conforme indicado abaixo:	14.1. All notices and communications under this Agreement shall be made in writing and shall be deemed fully valid if sent via the Registry of Deeds and Documents, by fax or by certified mail to the address of the Parties, as follows:

(a) se endereçadas a LOCADORA: Alexandre Dumas, No. 1711, 8º andar, Cidade de São Paulo, Estado de São Paulo, CEP 04717-004 At.: Sr. Jorge Alexandre de Adelino	(a) if to LANDLORD: Alexandre Dumas, No. 1711, 8th floor, City of São Paulo, State of São Paulo, Zipcode 04717-004 Attn.: Mr. Jorge Alexandre de Adelino

Espanha e-mail: jorge.espanha@pfizer.com Tel.: 55 11 5185-1103 Fax.: 55 11 5185-1152	Espanha e-mail: jorge.espanha@pfizer.com Phone.: 55 11 5185-1103 Fax.: 55 11 5185-1152

(b) se endereçadas a LOCATÁRIA:

Rua Alexandre Dumas, 1860, Cidade de São Paulo, Estado de São Paulo, CEP 04717-904

At.: Sr. Ricardo Clemente

e-mail: ricardo.clemente@pfizer.com

Tel: 55.11.51858401

Fax: 55.11.51851369

(b) if to TENANT:

Rua Alexandre Dumas, 1860, City of São Paulo, State of São Paulo, ZIP Code 04717-904

Mr. Ricardo Clemente

E-mail: ricardo.clemente@pfizer.com

Phone: 55.11.51858401

Fax: 55.11.51851369

14.1.1. Todas as notificações e outras comunicações efetuadas em conformidade com a cláusula anterior serão consideradas como tendo sido feitas na data do respectivo recebimento pelo destinatário, no endereço correto, exceto nos casos de comunicações ou notificações recebidas durante finais de semana, feriados ou após o encerramento do horário comercial, as quais deverão ser consideradas como tendo sido recebidas no dia útil imediatamente subseqüente.	14.1.1. All notices and other communications made pursuant to the preceding section shall be deemed to have been given on the date they are received by the addressee at its regular address, except in the cases of notices or communications received during weekends, holidays or after close of business, which shall be deemed to have been received on the immediately subsequent business day.

14.1.2. Caso haja qualquer alteração no endereço de correspondência, as Partes obrigam-se a comunicar à outra Parte o	14.1.2. In the event of change of the mailing address, the Parties undertake to notify the other of the new address

seu novo endereço de correspondência em até 5 (cinco) dias úteis, sob pena de serem consideradas válidas as comunicações e notificações encaminhadas ao endereço anterior.	within five (5) business days, on pain of the notices and communications sent to the previous address being deemed valid.

14.2. Quaisquer tolerâncias ou concessões da LOCADORA para com a LOCATÁRIA, quando não manifestadas por escrito, não constituirão precedentes invocáveis por este e, não alterarão obrigações estipuladas neste instrumento.	14.2. Any forbearance or concession from LANDLORD to TENANT, whenever not in writing, shall not characterize precedents which cannot be changed, and shall not alter the obligations set forth in this instrument.

14.3. Este Contrato cancela e substitui qualquer entendimento anterior, oral ou escrito, mantido entre as Partes com relação à matéria aqui objetivada.	14.3. This Agreement cancels and supersedes any prior understanding, oral or written, between the Parties in relation to the subject matter hereof.

14.4. Nenhuma alteração de qualquer das disposições deste Contrato terá qualquer efeito a menos que feita por escrito e assinada conjuntamente pelas Partes.	14.4. No amendment to any provisions of this Agreement shall have any effect, unless made by means of a written instrument signed jointly by the Parties.

14.5. O presente Contrato obriga as Partes e seus sucessores a qualquer tempo e título, tal como redigido.	14.5. This Agreement is binding on the Parties, their successors at any time and in any way, as it is worded.

14.6. A presente locação é regida 3pelo Código Civil.	14.6. This lease is governed by the Civil Code.

14.7. Em caso de divergência ou conflito entre a versão em Inglês e a versão em Português deste Contrato, a versão em	14.7. In the event of divergence or conflict between the English version and the Portuguese version of this

Português deve prevalecer.	Agreement, the Portuguese version shall prevail.

XV. FORO	XV. JURISDICTION

15.1. As Partes elegem de comum acordo o Foro da Comarca de São Paulo, Estado de São Paulo, renunciando a qualquer outro por mais privilegiado que seja, para dirimir quaisquer dúvidas ou litígios resultantes deste Contrato.	15.1. The Parties elect the courts of the Judicial District of São Paulo, State of São Paulo, to settle any doubts or questions arising out of this Agreement, and waive any other courts, however more privileged they may be.

E, assim, por estarem justas e contratadas, as Partes assinam o presente instrumento em 03 (três) vias de igual teor e forma, que a seguir vai assinado por 02 (duas) testemunhas presenciais, para que surta seus jurídicos e legais efeitos.	In witness whereof, this Agreement is executed by the Parties in three (3) copies of equal form and content, which shall be executed by and in the presence of two (2) witnesses for all due legal purposes.

São Paulo (SP), 28 de setembro de 2012	São Paulo (SP), September 28, 2012

[Página de assinaturas do Instrumento Particular de Contrato de Locação de Bens Móveis e Outras Avenças de 28.9.2012 / Signature page of the Private Instrument of Lease of Movable Assets and Others of September 28, 2012]

/s/ Jorge Espanha	/s/ Victor Mezei
PAH BRASIL PARTICIPAÇÕES LTDA. Locadora / Landlord	LABORATÓRIOS PFIZER LTDA. Locatária / Tenant

TESTEMUNHAS/ WITNESSES:

/s/ Elizabeth C. Reinig	/s/ Juliana Carvalho Sampel
Nome/Name: Elizabeth C. Reinig RD/ID: 18.632.401-7 CPF: 163.832.618-51	Nome/Name: Juliana Carvalho Sampel RD/ID: 28.340.630-6 CPF: 199.898.268-89